Exhibit 4.14

AON CORPORATION

Company

AON PLC

AON GLOBAL LIMITED

AON GLOBAL HOLDINGS PLC

AON NORTH AMERICA, INC.

Guarantors

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

FIRST INDENTURE SUPPLEMENT

DATED AS OF JUNE 22, 2023

TO

THE SECOND AMENDED AND RESTATED INDENTURE

DATED AS OF APRIL 1, 2020

AMONG AON CORPORATION, AON PLC, AON GLOBAL LIMITED, AON GLOBAL HOLDINGS PLC AND THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (AMENDING AND RESTATING THE AMENDED AND RESTATED INDENTURE, DATED AS OF APRIL 2, 2012, AMONG AON CORPORATION, AON GLOBAL LIMITED (FORMERLY AON PLC) AND THE TRUSTEE, AMENDING AND RESTATING THE INDENTURE, DATED AS OF JANUARY 13, 1997, AMONG AON CORPORATION, AON GLOBAL LIMITED (FORMERLY AON PLC) AND THE TRUSTEE)

JUNIOR SUBORDINATED DEBENTURES

THIS FIRST INDENTURE SUPPLEMENT (the “First Indenture Supplement”), is dated as of June 22, 2023, among Aon Corporation, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the “Company”), Aon plc (formerly known as Aon Limited), a public limited company duly incorporated and existing under the laws of Ireland (hereinafter sometimes called “Aon Ireland” or, with respect to any series of Securities for which Aon Ireland is acting as a guarantor, a “Guarantor”), Aon Global Limited, a private limited company duly incorporated and existing under the laws of England and Wales and prior to its re-registration, a public limited company formed under the laws of England and Wales named Aon plc (hereinafter sometimes called the “Aon UK” or, with respect to any series of Securities for which Aon UK is acting as a guarantor, a “Guarantor”), Aon Global Holdings plc, a public limited company duly incorporated and existing under the laws of England and Wales (hereinafter sometimes called “AGH” or, with respect to any series of Securities for which AGH is a guarantor, a “Guarantor”), and Aon North America, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the “Additional Guarantor”, and, together with Aon Ireland, Aon UK and/or AGH (if applicable), the “Guarantors” and each, a “Guarantor”), and The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States of America (hereinafter sometimes called the “Trustee”), and is a supplemental indenture amending and restating the Original Indenture (as defined below).

WITNESSETH:

WHEREAS, the Company, Aon Ireland, Aon UK, AGH and the Trustee executed and delivered and entered into a Second Amended and Restated Indenture dated as of April 1, 2020 (amending and restating the Amended and Restated Indenture, dated as of April 2, 2012, among Aon Corporation, Aon UK (formerly Aon plc) and the Trustee, amending and restating the Indenture, dated as of January 13, 1997, and such indenture, as amended, restated and supplemented from time to time, the “Original Indenture” and, together with this First Indenture Supplement, the “Indenture”), providing for the issuance of the Notes (as defined below);

WHEREAS, Article Fifteen of the Indenture provides for the execution and delivery to the Trustee of a guarantee pursuant to which the Additional Guarantor will unconditionally guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on each series of Notes on an unsecured basis, subordinate and junior in right of payment to each such Guarantor’s obligations to the holders of Senior Indebtedness in accordance with the provisions of Article 15 of the Original Indenture;

WHEREAS, Section 10.01 of the Original Indenture provides that a supplemental indenture may be entered into by the Company, Aon Ireland, Aon UK and AGH when authorized by or pursuant to a Board Resolution, and the Trustee without the consent of any Holders to add to the covenants of a Guarantor for the benefit of the Holders of all or any series of Securities, including the Notes, with respect to all or any series of Securities;

WHEREAS, each of the Company, Aon Ireland, Aon UK, AGH and the Additional Guarantor desires that the Additional Guarantor fully, unconditionally and irrevocably guarantee certain obligations under the Original Indenture and the Notes by executing a supplemental indenture pursuant to Section 10.01 thereof;

WHEREAS, each of the Company, Aon Ireland, Aon UK, AGH and the Additional Guarantor represents that all acts and things necessary to present a valid and binding supplemental indenture and agreement according to its terms have been done and performed, and the execution of this First Indenture Supplement as a supplemental indenture to the Original Indenture by each of the Company, Aon Ireland, Aon UK, AGH and the Additional Guarantor has in all respects been duly authorized, and each of the Company, Aon Ireland, Aon UK, AGH and the Additional Guarantor, in the exercise of legal rights and power in it vested, is executing this First Indenture Supplement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Company, AGH, Aon Ireland, Aon UK, the Additional Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.01. Defined Terms. Except as otherwise expressly provided in this First Indenture Supplement or otherwise clearly required by the context hereof or thereof, all capitalized terms used and not defined in this First Indenture Supplement that are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture. For all purposes of this First Indenture Supplement only:

AS USED IN THIS FIRST INDENTURE SUPPLEMENT, TERMS DEFINED IN THE ORIGINAL INDENTURE OR IN THE PREAMBLE OR RECITALS HERETO ARE USED HEREIN AS THEREIN DEFINED. THE WORDS “HEREIN,” “HEREOF” AND “HEREBY” AND OTHER WORDS OF SIMILAR IMPORT USED IN THIS FIRST INDENTURE SUPPLEMENT REFER TO THIS FIRST INDENTURE SUPPLEMENT AS A WHOLE AND NOT TO ANY PARTICULAR SECTION HEREOF.

“Additional Guarantor” means the Person named as the “Additional Guarantor” set forth in the preamble hereof, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Additional Guarantor” shall mean such successor Person.

“Company” means the Person named as the “Company” set forth in the preamble hereof, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“First Indenture Supplement” has the meaning set forth in the recitals hereof.

“Guarantor” or “Guarantors” shall have the meaning specified in the preamble hereof, until a successor Person(s) shall have become such pursuant to the applicable provisions of the Indenture, and thereafter the term “Guarantor” or “Guarantors” shall mean such successor Person(s).

“Indenture” has the meaning set forth in the recitals hereof.

“Notes” means each series of issued and outstanding Securities issued by the Company under the Original Indenture.

“Original Indenture” has the meaning set forth in the recitals hereof.

“Trustee” has the meaning set forth in the preamble hereof, which term shall include any successor trustee appointed pursuant to Article Seven of the Original Indenture.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.01. Agreement to be Bound. The Additional Guarantor hereby becomes party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Additional Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.02. Section 2.02 Guarantee. The Additional Guarantor agrees, on a joint and several basis with each of the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article Fifteen of the Indenture on an unsecured basis.

ARTICLE III

MISCELLANEOUS

SECTION 3.01. Ratification. This First Indenture Supplement shall be deemed part of the Original Indenture in the manner and to the extent herein provided, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. Except as expressly amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 3.02. Provisions Binding on Successors. All the covenants, stipulations, promises and agreements in this First Indenture Supplement contained by or on behalf of the Company or the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

SECTION 3.03. Addresses for Notices, etc. Any notice or demand which by any provision of this First Indenture Supplement is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Company or a Guarantor may be given or served by being deposited postage prepaid first class mail in a post office letter box addressed (until another address is filed by the Company with the Trustee), as follows: if to the Additional Guarantor: c/o Aon Corporation, 200 East Randolph Street, Chicago, Illinois 60601, Attention: Treasurer. Any notice, direction, request or demand by the Company or the Guarantors, or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at its Corporate Trust Department, 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602, or at any other address previously furnished in writing to the Company by the Trustee.

SECTION 3.04. Counterparts. This First Indenture Supplement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all of such counterparts shall together constitute but one and the same instrument. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 3.05. Separability. In case any one or more of the provisions contained in this First Indenture Supplement or in the Guarantee shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Indenture Supplement or of such Guarantee, but this First Indenture Supplement and such Guarantee shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.06. Governing Law. This First Indenture Supplement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

SECTION 3.07. Trustee. The Trustee makes no representation as to the validity or sufficiency of this First Indenture Supplement. The recitals contained herein shall be taken as the statements of the Company and the Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. The Trustee may execute this First Indenture Supplement and any other documents delivered pursuant hereto (including authentication of the Notes) via Electronic Means.

“Electronic Means” shall mean the following communications methods: S.W.1.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

SECTION 3.08. Sanctions.

(a) Each Issuer and Guarantor covenants and represents that neither it nor any of its respective affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC)), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively “Sanctions”).

(b) Each Issuer and Guarantor covenants and represents that neither it nor any of its respective affiliates, subsidiaries, directors or officers will use any payments made pursuant to this Indenture (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this First Indenture Supplement to be duly signed, all as of the day and year first above written.

AON CORPORATION, A CORPORATION DULY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE

BY:	/s/ Julie Cho
	NAME:	JULIE CHO
	TITLE:	VICE PRESIDENT & SECRETARY

AON PLC, A PUBLIC LIMITED COMPANY DULY INCORPORATED AND EXISTING UNDER THE LAWS OF IRELAND

BY:	/s/ Paul Hagy
	NAME:	PAUL HAGY
	TITLE:	SENIOR VICE PRESIDENT AND TREASURER

AON GLOBAL LIMITED, A PRIVATE LIMITED COMPANY DULY INCORPORATED AND EXISTING UNDER THE LAWS OF ENGLAND AND WALES

BY:	/s/ Alistair Boyd
	NAME:	ALISTAIR BOYD
	TITLE:	DIRECTOR

AON GLOBAL HOLDINGS PLC, A PUBLIC LIMITED COMPANY DULY INCORPORATED AND EXISTING UNDER THE LAWS OF ENGLAND AND WALES

BY:	/s/ Gardner Mugashu
	NAME:	GARDNER MUGASHU
	TITLE:	DIRECTOR

AON NORTH AMERICA, INC., A CORPORATION DULY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE

BY:	/s/ Paul Hagy
	NAME:	PAUL HAGY
	TITLE:	PRESIDENT AND TREASURER

[Company Signature Page to the First Indenture Supplement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

BY:	/s/ Michele R. Shrum
NAME: MICHELE R. SHRUM
TITLE: VICE PRESIDENT

[Trustee Signature Page to the First Indenture Supplement]